CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of FLAG Financial Corporation of our Independent Auditors' Report dated January 31, 1997, which appears in the 1996 Annual Report to Stockholders of FLAG Financial Corporation incorporated by reference in the Annual Report on Form 10-K of FLAG Financial Corporation for the year ended December 31, 1996.

/s/ Robinson, Grimes & Company, P.C.
Certified Public Accountants


Columbus, Georgia
March 12, 1997